Exhibit 32.1

CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

OF LONE PINE RESOURCES INC.

PURSUANT TO 18 U.S.C. SECTION 1350

Pursuant to 18 U.S.C. Section 1350 and in connection with the accompanying report on Form 10-Q for the quarter ended March 31, 2013 that is being filed concurrently with the Securities and Exchange Commission on the date hereof (the “Report”), Timothy S. Granger, President and Chief Executive Officer of the Company, and Shane K. Abel, Vice President, Finance & Treasurer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

1.                                       The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

/s/ TIMOTHY S. GRANGER
Timothy S. Granger
May 9, 2013	President and Chief Executive Officer

/s/ SHANE K. ABEL
Shane K. Abel
May 9, 2013	Vice President, Finance and Treasurer